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                                                                     EXHIBIT 4.3


                            Form of Right Certificate

Certificate No. R-                                                      Rights
                                                                   -----

         NOT EXERCISABLE AFTER JUNE 30, 2008 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN SECTION 1 OF THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                                Right Certificate
                             PARKER DRILLING COMPANY


         This certifies that _____________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of July 14, 1998 (the "Rights Agreement"), between PARKER DRILLING COMPANY, a Delaware corporation (the "Company"), and NORWEST BANK MINNESOTA, N.A. (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., Eastern time, on June 30, 2008, at the Corporate Trust Office of the Rights Agent (or at the office of its successor as Rights Agent), one one-thousandth (1/1000) of a fully paid non-assessable share of Junior Participating Preferred Stock, $1.00 par value per share (the "Preferred Shares"), of the Company, at a purchase price of $30.00 per one one-thousandth (1/1000) of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of ____, 1998 based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon that happening of certain events.
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         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the Corporate Trust Office of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the Corporate Trust Office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged by the Company in whole or in part for Preferred Shares or shares of the Company's common stock, $0.16 2/3 par value per share.

         No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be entitled to any benefit under the Rights Agreement or be valid or obligatory for any purpose until it shall have been authenticated by the Right Agent.


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         WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

Dated as of                    ,     .
            -------------------  ----

                                                   PARKER DRILLING COMPANY



                                                   By:
                                                      ------------------------
                                                         James J. Davis
                                                         Senior Vice President


Authentication:

This is one of the Right Certificates referred to in the within-mentioned Rights Agreement.


Norwest Bank Minnesota, N.A., as Rights Agent



By:
   ----------------------------------------
        Authorized Signature


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                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                   desires to transfer the Right Certificate)


         FOR VALUE RECEIVED, ___________________________ hereby sells, assigns and transfers unto ___________________________________________________________
______________________________________________________________________________
                  (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated as of                    ,     .
            -------------------  ----

                                                       -----------------------
                                                               Signature

Signature Guaranteed:

         Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

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                    [To be executed if statement is correct]

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                                       -----------------------
                                                               Signature

------------------------------------------------------------------------------



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            [Form of Reverse Side of Right Certificate -- continued]

                          FORM OF ELECTION TO PURCHASE
                      (To be executed if holder desires to
                         exercise the Right Certificate)

TO PARKER DRILLING COMPANY

         The undersigned hereby irrevocably elects to exercise _____________ Rights represented by this Right Certificate to purchase the Preferred Shares (or other securities) issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares (or other securities) be issued in the name of:

Please insert social security
or other identifying number:

----------------------------

-------------------------------------------------------------------------------
                        (Please print name and address)

-------------------------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:



----------------------------

-------------------------------------------------------------------------------
                        (Please print name and address)

Dated as of                    ,     .
            -------------------  ----

                                                       -----------------------
                                                               Signature



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            [Form of Reverse Side of Right Certificate -- continued]

Signature Guaranteed:

         Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                    [To be executed if statement is correct]

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                                       -----------------------
                                                               Signature

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                     NOTICE

         The signature in the foregoing Form of Assignment or Form of Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

         In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.


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